EXHIBIT 11.1

                         RAILTEX, INC. AND SUBSIDIARIES

                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                         1997     1996     1995
                                                       -------   ------   ------
Net Income .........................................   $10,624   $9,961   $6,898
                                                       =======   ======   ======
Weighted average number of Common Stock
  outstanding ......................................     9,153    9,112    8,699
                                                       =======   ======   ======
Earnings per share - basic .........................   $  1.16   $ 1.09   $ 0.79
                                                       =======   ======   ======


Net Income .........................................   $10,624   $9,961   $6,898
                                                       =======   ======   ======
Weighted average number of Common Stock
  and Common Stock equivalents outstanding:
Weighted average number of shares of
  Common Stock outstanding .........................     9,153    9,112    8,699
Common Stock equivalents applicable to
  convertible senior subordinated notes ............      --       --         44
Weighted average number of Common Stock
  equivalents applicable to stock options ..........        69      119      154
                                                       -------   ------   ------
Common Stock and Common Stock equivalents ..........     9,222    9,231    8,897
                                                       =======   ======   ======
Earnings per share - diluted .......................   $  1.15   $ 1.08   $ 0.78
                                                       =======   ======   ======